CONSENT OF INDEPENDENT ACCOUNTANTS

                       E.I. DU PONT DE NEMOURS AND COMPANY


We hereby consent to the incorporation by reference in this Registration

Statement on Form S-8 of our report dated February 16, 1995, which appears on page 38 of the 1994 Annual Report to Stockholders of E.I. du Pont de Nemours

and Company, which is incorporated by reference in E.I. du Pont de Nemours and

Company's Annual Report on Form 10-K for the year ended December 31, 1994.  The

Consolidated Financial Statements of E.I. du Pont de Nemours and Company, as

listed under Item 14(a)1 of its Annual Report on Form 10-K for the year ended

December 31, 1994, are incorporated by reference in The Seagram Company Ltd.

Annual Report on Form 10-K for the transition period ended June 30, 1996.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Philadelphia, Pennsylvania

December 30, 1996